Exhibit 3.385
CORPORATION AND SECURITIES COMMISSION
LANSING, MICHIGAN
DO NOT WRITE IN SPACE BELOW— FOR COMMISSION USE
ARTICLES OF INCORPORATION
These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 827 of the Public Acts of 1981, as amended, as follows:
ARTICLE 1.
The name of the corporation is CITY - STAR SERVICES, INC.
ARTICLE II.
The purpose or purposes for which the corporation is formed are as follows:
To engage in service business or bussinesses of all natures and to buy and sell as brokers or wholesaleors or retailers, goods, wares and merchandise of all natures and to conduct business of any other nature/which is legal under the Laws and Statutes of the State of Michigan.
* in connection with the foregoing
[ILLEGIBLE]
ARTICLE III.
ARTICLE IV.
The name of the first resident name is HENRY ROY VALKEMA

ARTICLE V.
The total authorized capital stock is
     [ILLEGIBLE]
No stock may be sold by an owner thereof until after same is offered to existing shareholders at a pries and on the terms either as endorsed upon the certificate at the time of its issuance or in accordance with separate agreement in writing entered into between all holders of shares of stock of the corporation.
ARTICLE VI.
The name and places of residence or business of each of the incorporators and the number and class of shares [ILLEGIBLE] for by such are as follows. [ILLEGIBLE] requires one or more incorporation)

					Number of Shares
			Residence of Business Address		Par Stock		Non-Par Stock
Name	(No.)	(Street)	(City)	(State)	Common	Preferred	Common	Preferred
Anna Valkema	2832	Crestview	Kalamazoo	Michigan	293
Henry Roy Valkema	5412	East FG Avenue	Kalamazoo	Michigan	293
Albert John Valkema	6418	Oakland Drive	Kalamazoo	Michigan	293
Evelyn Thelma Dean	3104	Grace Road	Kalamazoo	Michigan	120
Henry & Tillie Workman	1514	North Church	Kalamazoo	Michigan
ARTICLE VII.
The names and address of the [ILLEGIBLE] board of directors are as follows:
[ILLEGIBLE] requires at least three directors)

	Residence or Business Address
Name	(No.)	(Street)	(City)	(State)
Anna Valkema	2832	Crestview	Kalamazoo	Michigan
Henry Roy Valkema	5412	East FG Avenue	Kalamazoo	Michigan
Albert John Valkema	6418	Oakland Drive	Kalamazoo	Michigan
ARTICLE VIII.
[ILLEGIBLE]

ARTICLE IX.
OPTIONAL (Please delete Article IX if not applicable.)
[ILLEGIBLE]
ARTICLE X.
(Here insert any [ILLEGIBLE] additional provision authorized by the Act.)
We, the incorporators, sign our names this 24th day of October 1966
(All parties appearing under Article VI are required to sign in this space)
Henry Roy Valkema
Henry Workman
Tillie Workman
Anna Valkema
Evalyn Thelma Dean
Albert John Valkema

STATE OF MICHIGAN COUNTY OF KALAMAZOO	}	[ILLEGIBLE]
On this 24th day of October 1966
before me [ILLEGIBLE] appeared
Anna Valkema, Evelyn Thelina Dean and Albert John Valkema
[ILLEGIBLE]

/s/ [ILLEGIBLE]

[ILLEGIBLE]

MARGARET S. VANDENBERG

Print or Type name of Notary

MAIL THREE SIGNED AND ACKNOWLEDGED COPIES TO		[ILLEGIBLE]	Kalamazoo	County
[ILLEGIBLE]

[ILLEGIBLE]		[ILLEGIBLE] My commission expired October 3, 1969.
[ILLEGIBLE]	[ILLEGIBLE]	([ILLEGIBLE])

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

FILED	Date Received

NOV 1 1982
NOV 1 1982

Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Person
(See Instructions an Reverse Side)
Domestic Corporation into Domestic Corporation

NOTE:	This form is prepared for use upon the merger of two domestic corporations. (If more than two corporation are involved, change this form accordingly.)
CERTIFICATE OF MERGER
OF
CITY-STAR SERVICES, INC.
(a Michigan corporation)

INSERT CORPORATION IDENTIFICATION NUMBER	0	4	8	—	2	7	6
AND
MICHIGAN RE-CYCLING CENTERS, INC.
(a Michigan corporation)

INSERT CORPORATION IDENTIFICATION NUMBER	0	4	1	—	3	3	8
Pursuant to the provisions of Sections 701 to 707, Act 284, Public Acts of 1972, as amended, the undersigned corporations execute the following certificate of merger:
ARTICLE ONE
     The PLAN OF MERGER is as follows:
     FIRST: (a) The name of each constituent corporation is as follows:
          City-Star Services, Inc.
          Michigan Re-Cycling Centers, Inc.
            (b) The name of the surviving corporation is City-Star Services, Inc.
     SECOND: As to each constituent corporation, the (designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Designation and
	number of shares	Indicate class or	Indicate class or
	in each class or	series of shares	series entitled
Name of corporation	series outstanding	entitled to vote	to vote as a class
City-Star Services, Inc.	999 common	common	None
Michigan Re-Cycling Centers, Inc.	100 common	common	None

(If number of shares is subject to change prior to effective date, state manner in which such change may occur.)

ARTICLE ONE.
(cont.)
     THIRD: The terms and conditions of the proposed merger, including the manner and basis of converting the shares of each constituent corporation into shares, bonds or other securities of the surviving corporation, or into cash or other consideration are as follows:
1.	Michigan Re-Cycling Centers, Inc. will be merged into City-Star Services, Inc. with City-Star Services, Inc. being the survivor.

2.	One additional share of City-Star Services, Inc. capital stock will be issued.

3.	One-tenth share of City-Star Services, Inc. capital stock will be delivered for each ten (10) shares of Michigan Re-Cycling Centers, Inc.
     FOURTH: (A statement of any amendment to the articles of incorporation of the surviving corporation to be effected by the merger.)
     No amendments will be made to the articles of incorporation of the surviving corporation.
     FIFTH: (A statement of other provisions with respect to the merger.)
     None.

ARTICLE TWO.
(Use Alternative A, and delete Alternative B, if Plan of Merger was approved by the shareholders of each constituent corporation.)
(Use Alternative B, and delete Alternative A, if pursuant to Section 704 the merger was authorized without requiring approval of the shareholders of the surviving corporation.)
Alternative A.
     The plan of merger was adopted by the board of directors of each constituent corporation and approved by the shareholders of said corporations in accordance with Sections 701 to 704.
ARTICLE THREE.
(Use this Article Three only if the plan of merger was approved by the shareholders of one or more of the constituent corporations without a meeting, pursuant to Section 407.)
     The plan of merger was adopted by the board of directors of
City-Star Services, Inc., and Michigan Re-Cycling Centers, Inc.
(name of corporation)
and by written notice to and written consent of the shareholders of said corporation in accordance with Section 407.
ARTICLE FOUR.
(Use the following Article Four only if an effective date, not later than 90 days after date of filing is desired. A retroactive effective date is not permitted by statute.)
     The merger shall be effective on the 1st day of November, 1982.
Signed this 29th day of October, 1982

City-Star Services, Inc.

(Name of surviving Corporation)

BY	/s/ H. Roy Valkema

(Signature of Chairperson or Vice-Chairperson or the President or Vice-President)

H. Roy Valkema, President

(Type or Print name and title)

Michigan Re-Cycling Centers, Inc.

(Name of Merged Corporation)

BY	/s/ H. Roy Valkema

(Signature of Chairperson or Vice-Chairperson or the President or Vice-President)

H. Roy Valkema, President

(Type or print name and title)

CERTIFICATE OF INCORPORATION
OF
ALLIED WASTE CITY STAR, INC.
     1. The name of the corporation is ALLIED WASTE CITY STAR, INC. (the “Corporation”).
     2. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”),
     4. The Corporation shall have authority to issue One Thousand (1,000) common shares and the par value of each of such shares is No Dollars and One Cents ($0.01) amounting in the aggregate to Ten Dollars and Zero Cents ($10).
     5. The name and mailing address of the incorporator are as follows:
Steven M. Helm
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260
The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.
     6. The initial Directors of the Corporation and their respective addresses are as follows:
James Eng
G. Thomas Rochford, Jr.
Donald W. Slager
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

     8. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.
     10. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under the DGCL as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.
     11. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     IN WITNESS WHEREOF, the undersigned incorporator has caused this Certificate of Incorporation to be duly executed this 31st day of July, 1998.

/s/ Steven M. Helm
Steven M. Helm, Incorporator

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MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received		(FOR BUREAU USE ONLY)
AUG 17 1998	ADJUSTED PURSUANT TO
TELEPHONE AUTHORIZATION
[ILLEGIBLE]

FILED
AUG 17 1998

PH. 517-663-2525 Ref # 85171
Attn: Cheryl J. Bixby		Administrator
MICHIGAN RUNNER SERVICE		MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
P.O. Box 266		CORPORATION SECURITIES & LAND DEVELOPMENT BUREAU
Eaton Rapids, MI. 48827-0266		EFFECTIVE DATE:
é  Document will be returned to the name and address you enter above   é
CERTIFICATE OF MERGER / CONSOLIDATION
For use by Domestic Profit and/or NonProfit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), and/or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporations execute the following Certificate:

1.	The Plan of Merger (Consolidation) is as follows:
a.	The name of each constituent corporation and its identification number is:

	City-Star Services, Inc.	048275

	Allied Waste City Star, Inc.

b.	The name of the surviving (new) corporation and its identification number is:

	City-Star Services, Inc.	048275
c.	For each constituent stock corporation, state:

Designation and
	number of outstanding	Indicate class or	Indicate class or
	shares in each class	series of shares	series entitled
Name of corporation	or series	entitled to vote	to vote as a class
City - Star Services, Inc.	587 — common	common	n/a
Allied Waste City Star, Inc.	1,000 — common	common	n/a

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:
[ILLEGIBLE]

2	(Complete for any profit corporation only)
a.	The manner and basis of converting shares are as follows:

The outstanding shares of the surviving corporation will remain outstanding and the outstanding shares of the nonsurviving corporation will be cancelled.

b.	The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows: none

c.	The plan of merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.
3.	(Complete for any nonprofit corporation only)
a)	If it is organized on a membership basis, state (a) the name of the corporation, (b) a description of its members, and (c) the number, classification and voting rights of its members.

b)	If it is organized on a directorship basis, state (a) the name of the corporation, (b) a description of the organization of its board, and (c) the number, classification and voting rights of its directors.

c)	State the terms and conditions of the proposed merger or consolidation, including the manner and basis of converting the shares of, or membership or other interests in, each constituent corporation into shares, bonds, or other securities of, or membership or other interest in, the surviving or consolidated corporation, or into cash or other consideration.

d)	If a consolidation, the Articles of Incorporation of the consolidated corporation are attached to this Certificate and are incorporated herein. If a merger, the amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

e)	Other provisions with respect to the merger (consolidation) are as follows:

4.	(Complete for any foreign corporation only)

This merger (consolidation) is permitted by the laws of the state of		Delaware

the jurisdiction under which	Allied Waste City Star, Inc.

(name of foreign corporation)

is organized and the plan of merger (consolidation) was adopted and approved by soon corporation pursuant to and in accordance with the laws of that jurisdiction.

5.	(Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after receipt of this document in this office.)

The merger (consolidation) shall be effective on the day of 19

6.	TO BE COMPLETED BY MICHIGAN PROFIT CORPORATIONS ONLY (Complete either part a or b for each corporation.)
a)	The plan of merger was approved by the unanimous consent of the incorporators of, , a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

(Signature of Incorporator)	(Signature of Incorporator)

(Signature of Incorporator)	(Signature of Incorporator)
b)	The plan of merger was approved by
☐	the Board of Directors of ___, the surviving Michigan corporation, without approval of the shareholders in accordance with Section 701 of the Act.

☑	the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Section 703a of the Act:
CITY-STAR SERVICES, INC.

CITY-STAR SERVICES. INC.	ALLIED WASTE CITY STAR, INC.

(Name of Corporation)		(Name of Corporation)

/s/ Henry A. Valkema	By	/s/ Thomas A. Kehoe

(Signature of President, Vice-President,		(Signature of President, Vice-President,
Chairperson or Vice-Chairperson)		Chairperson or Vice-Chairperson)

Henry A. Valkema, President		Thomas A. Kehoe, Vice President and Secretary

(Type or Print Name and Title)		(Type or Print Name and Title)

7.	TO BE COMPLETED BY MICHIGAN NONPROFIT CORPORATIONS ONLY
The plan of merger or consolidation was approved by
☐	the Board of Directors and shareholders or members of the following Michigan corporation(s) in accordance with Sections 701 and 703(1) and (2) of the Act:

☐	the Board of Directors of the following Michigan corporation(s) organized on a directorship basis in accordance with Section 703(3) of the Act:

	(Name of Corporation)		(Name of Corporation)

By		By

	(Signature of President, Vice-President,		(Signature of President, Vice-President,
	Chairperson or Vice-Chairperson)		Chairperson or Vice-Chairperson)

	(Type or Print Name and Title)		(Type or Print Name and Title)

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (“Agreement”), is made and entered into this 14th day of August, 1998, to be effective 12:01 a.m., August 16, 1998, by and among ALLIED WASTE INDUSTRIES, INC., a Delaware corporation, (“Allied”), ALLIED WASTE CITY STAR, INC., a Delaware corporation and a wholly-owned subsidiary of Allied (“Sub A”), ALLIED WASTE EAGLE INDUSTRIES, INC., a Delaware corporation and a wholly-owned subsidiary of Allied (“Sub B”), ALLIED WASTE ROYAL HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of Allied (“Sub C”) (Sub A, Sub B, and Sub C shall sometimes be collectively referred to herein as the “Subs”). CITY-STAR SERVICES, INC., a Michigan corporation (“Company A”), EAGLE INDUSTRIES LEASING, INC. (“Company B”), ROYAL HOLDINGS, INC., a Michigan corporation (“Company C”) (Company A, Company B, and Company C shall sometimes be collectively referred to herein as “Companies”), and HENRY A. VALKEMA (the “Shareholder”).
     WHEREAS, the respective Boards of Directors of Allied, Subs and Companies have approved the mergers of: (i) Sub A with and into Company A; (ii) Sub B with and into Company B; and (iii) Sub C with and into Company C;
     WHEREAS, to effect such transactions, the respective Boards of Directors of Allied, Subs and Companies, and Allied acting as sole stockholder of Subs, approved the mergers of (i) Sub A with and into Company A; (ii) Sub B with and into Company B; and (iii) Sub C with and into Company C (the “Mergers”), pursuant to the terms and subject to the conditions of this Agreement, whereby all of the issued and outstanding shares of common
August 14, 1998

stock, $1.00 par value, of the Companies (the “Shares of the Shareholder”), not owned directly or indirectly by Allied or directly or indirectly by the Companies, will be exchanged for the Shares of Allied (as hereinafter defined);
     WHEREAS, Allied intends to transfer the Shares of the Shareholder to its wholly-owned subsidiary ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation (“AWNA”) after the Effective Time (as hereinafter defined); and
     WHEREAS, Allied, Subs, Companies and Shareholder desire to make certain representations, warranties and agreements in connection with the Mergers, and also to prescribe various conditions to the Mergers, including but not limited to covenants-not-to-compete.
     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree to effect the Mergers on the terms and subject to the conditions herein described and further agree as follows:
ARTICLE I
The Mergers
     Section 1.1 Effective Time of the Mergers. Subject to the provisions of this Agreement, articles of merger (the “Articles of Merger”) shall be prepared, executed and acknowledged by the respective Surviving Corporation (as defined in Section 1.2) and thereafter delivered to the Michigan Secretary of State for filing, as provided in the Michigan Business Corporation Act (the “Michigan Act”), as soon as practicable on or after the Closing (as hereinafter defined). The Mergers shall become effective upon the filing of the Articles
August 14, 1998

2

of Merger with the Michigan Secretary of State, or at such time thereafter as is provided in the Articles of Merger (the “Effective Tune”).
     Section 1.2 Effects of the Mergers.
     (a) Companies and Subs shall sometimes be referred to herein as the “Constituent Corporations”, and Companies shall sometimes be referred to herein as the “Surviving Corporations”. Company A shall sometimes be referred to herein as “Surviving Corporation A”, Company B shall sometimes be referred to herein as “Surviving Corporation B” and Company C shall sometimes be referred to herein as “Surviving Corporation C”.
     (b) At the Effective Time: (i) the separate existence of Sub A shall cease and Sub A shall be merged with and into Company A; (ii) the Articles of Incorporation of Sub A as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Surviving Corporation A until thereafter amended; (iii) the Bylaws of Surviving Corporation A as in effect immediately prior to the Effective Time shall be the Bylaws of Surviving Corporation A until thereafter amended; (iv) the duly elected and incumbent Board of Directors of Sub A as constituted immediately prior to the Effective Time shall be the Board of Directors of Surviving Corporation A, and shall serve until the annual meeting of stockholders of the Surviving Corporation A next following the Effective Time; and (v) the duly elected and incumbent officers of Sub A as in office immediately prior to the Effective Time shall be the officers of Surviving Corporation A and shall serve until the Board of Directors of Surviving Corporation A takes action in respect of such service.
August 14, 1998

3